                                                Filed pursuant to Rule 424(b)(3)
                                                Registration No. 333-24901

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 26, 1997)


                                EMC CORPORATION

                        $517,500,000 Principal Amount of
                 3 1/4% Convertible Subordinated Notes due 2002
                  (Interest Payable March 15 and September 15)

                       11,421,319 Shares of Common Stock
                         ______________________________

This document supplements the Prospectus dated June 26, 1997 relating to (i) $517,500,000 aggregate principal amount of 3 1/4% Convertible Subordinated Notes due 2002 (the "Notes") of EMC Corporation, a Massachusetts corporation (the "Company"), and (ii) 11,421,319 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), which are initially issuable upon conversion of the Notes plus such additional indeterminate number of shares of Common Stock as may become issuable upon conversion of the Notes as a result of adjustments to the conversion price (the "Shares"). The Notes and the Shares that are being registered hereby are to be offered for the account of the holders thereof (the "Selling Securityholders"). The Notes were issued and sold in March 1997 in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), to persons reasonably believed by Smith Barney Inc., Alex. Brown & Sons Incorporated and Morgan Stanley & Co. Incorporated (the "Initial Purchasers") to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act) or outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Securities Act.
This Prospectus Supplement is incorporated by reference into the Prospectus and should be read in conjunction with the Prospectus. All terms used herein shall have the meaning assigned to them in the Prospectus.

                            _______________________

                 SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE
              ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF CERTAIN
          FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                            _______________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                             ______________________


           The date of this Prospectus Supplement is October 27, 1997.

     The following information supplements and updates the information found on pages 23-26 of the Prospectus under the caption "Selling Securityholders" by amending and restating such information to read, in its entirety, as follows:


                            SELLING SECURITYHOLDERS

     The following table set forth certain information furnished to the Company through October 27, 1997 as to the security ownership of the Selling Securityholders. Except as set forth below, none of the Selling Securityholders has had a material relationship with the Company or any of its predecessors or affiliates within the past three years.

                                        Aggregate Principal   Number of Shares
                                            Amount of Notes    of Common Stock
Name                                       that may be Sold  that may be Sold*
------------------------------------------------------------------------------
AAM/Zazove Institutional Income
  Fund, L.P.                                $  1,000,000           22,070
Aim Charter Fund                               4,500,000           99,316
Aim High Yield Fund                            5,000,000          110,350
Aim Income Fund                                2,000,000           44,140
Aim V1 Growth & Income Fund                      500,000           11,035
Allstate Insurance Company                     4,000,000           88,280
Alscott Investments, LLC                         640,000           14,124
American Community Mutual
  Insurance Company                              200,000            4,414
American Pioneer Life Insurance
  Company of New York                             40,000              882
American Progressive Life & Health                40,000              882
American Public Entity Excess Pool                40,000              882
American Republic Insurance Company              150,000            3,310
Amwest Surety Insurance Company                  280,000            6,179
Associated Electric & Gas Insurance              850,000           18,759
Associated Physicians Insurance Company           20,000              441
Austin Firefighters Conv.                        190,000            4,193
Bank of America Convertible Securities           230,000            5,076
Bankers Trust TTEE for Chrysler Corp.
  Emp.#1 Pension Plan                          2,800,000           61,796
Baptist Hosp. of Miami                           165,000            3,642
Bear Stearns Securities Corporation            5,920,000          130,655
BCS Life Insurance Company                       250,000            5,517
Boston Museum of Fine Arts                        65,000            1,435
BZW Securities Limited                        15,265,000          336,901
C.I. American Fund                               120,000            2,648

CSA Fraternal Life                                50,000            1,103
California Public Employees'
  Retirement System                            1,500,000           33,105
Care America Life Insurance Company               40,000              882
Carrigaholt Capital (Bermuda) L.P.             1,000,000           22,070
Catholic Relief Insurance Company
  of America                                     195,000            4,303
Central States Health & Life
  Company of Omaha                               180,000            3,972
Century National Insurance Company               530,000           11,697
CFW-C, L.P.                                    4,000,000           88,280
Champion International Corp. Master
  Retirement Trust                               715,000           15,780
Chase Manhattan Bank TTEE IBM
  Corp. Retirement Plan Trust                  5,000,000          110,350
Chicago Mutual Liability Company                  40,000              882
Chrysler Insurance Company                     1,950,000           43,036
Colgate-Palmolive Company
  Retirement Trust                               650,000           14,345
Combined Insurance Company of America            905,000           19,974
Concord Life Insurance Company                    90,000            1,986
Condor Insurance                                  65,000            1,434
Cowen & Company                                2,000,000           44,140
Credit Suisse First Boston Corporation         2,000,000           44,140
David Lipscomb University General
  Endowment                                       25,000              552
Delta Air Lines Master Trust                   4,990,000          110,130
Donaldson, Lufkin & Jenrette Securities
  Corporation                                    250,000            5,518
Employee Benefit Convertible Securities          125,000            2,758
Engrs Joint Pension FD                           260,000            5,738
Equitable Life Assurance Separate
  Account Balanced                                60,000            1,324
Equitable Life Assurance Separate
  Account Convertibles                           765,000           16,884
Farmers Home Mutual Insurance                    205,000            4,524
Federated Rural Electric
  Insurance Company                               60,000            1,324
Fidelity Financial Trust:
  Fidelity Convertible Securities Fund        30,000,000          662,105
Fidelity Magellan Fund                        45,000,000          993,158
Franklin and Marshall College                    400,000            8,828
Froley, Revy Investment Company Inc.
  Account: Arkansas PERS                         825,000           18,207
Froley, Revy Investment Company Inc.
  Account: ICI American Holdings Pension         285,000            6,290

Froley, Revy Investment Company Inc.
  Account: Island Insurance Convertibles          55,000            1,213
Froley, Revy Investment Company Inc.
  Account: NALCO Chemical
  Retirement Trust                               125,000            2,758
Froley, Revy Investment Company Inc.
  Account: Oregon Equity Fund/State
  of Oregon                                    2,000,000           44,140
Froley, Revy Investment Company Inc.
  Account: PRIM Board                          1,150,000           25,380
Froley, Revy Investment Company Inc.
  Account: Southern Farm Bureau
  Insurance Co.                                  150,000            3,310
Froley, Revy Investment Company Inc.
  Account: Starvest Discretionary                175,000            3,862
Froley, Revy Investment Company Inc.
  Account: Starvest Investment                   175,000            3,862
Froley, Revy Investment Company Inc.
  Account: State of Delaware
  Retirement - Froley, Revy                      700,000           15,449
Froley, Revy Investment Company Inc.
  Account: Zeneca Holdings Pension               285,000            6,290
Frontier Insurance Company                       530,000           11,697
Global Series Fund II--Prudential
  Inconvertible Fund                           2,000,000           44,140
Golden Rule Insurance Company                  2,800,000           61,796
Goodville Mutual Casuality Company                20,000              441
Gopher State Mutual Insurance Company             80,000            1,765
Goschen Hoppen - Home
  Insurance Company                               35,000              772
Grace Brothers, Ltd.                           2,000,000           44,140
Grain Dealers Mutual Insurance                    90,000            1,986
Guarantee Trust Life Insurance Company           480,000           10,593
Guaranty Income Life Insurance Company           200,000            4,414
Hudson River Trust Balanced Account              390,000            8,607
Hudson River Trust Growth & Income Account       360,000            7,945
Hudson River Trust Growth Investors              305,000            6,731
Hughes Aircraft Company Master
  Retirement Trust                             1,660,000           36,636
John M. Olin Foundation, Inc.                  2,960,000           65,327
J.P. Morgan & Co. Incorporated                21,110,000          465,901
J.P. Morgan Securities, Inc.                  16,500,000          364,158
Kettering Medical Center Funded
  Depreciation Account                            80,000            1,766
Lebanon Mutual Insurance Company                  55,000            1,213
Lehman Brothers International Europe           2,000,000           44,140

Lincoln National Convertible
  Securities Fund                              2,960,000           65,327
Lincoln National Life Insurance                7,620,000          168,174
Lipper Convertibles, L.P.                      5,000,000          110,350
Lipper Offshore Convertibles, L.P.             1,500,000           33,105
Lone Star Life Insurance Company                 530,000           11,697
Massachusetts Mutual Life
  Insurance Company                            1,700,000           37,519
MassMutual Corporate Value
  Partners Limited                               550,000           12,138
MassMutual High Yield Partners, LLC              750,000           16,552
McMahan Securities Company L.P.                  295,000            6,510
Medico Life Insurance Company                    290,000            6,400
Med Marc Insurance                               270,000            5,958
Memphis Light, Water & Gas Retirement Fund       375,000            8,276
Merrill Lynch Capital Markets PLC             13,000,000          286,912
Merrill Lynch, Pierce,
  Fenner & Smith Inc.                          7,220,000          159,346
Midwest Securities Life                           90,000            1,986
Midwestern National Life Insurance
  Company of Ohio                                190,000            4,193
Millers Casualty Insurance
  Company of Texas                               125,000            2,758
Millers Mutual Fire Insurance
  Company of Texas                               670,000           14,787
Mutual Protective Insurance Company              300,000            6,621
N-A Core Growth Fund                           3,515,000           77,576
N-A Income & Growth Fund                       1,405,000           31,009
National Chiropractic                            225,000            4,965
New York Life Insurance
  & Annuity Corporation                        1,750,000           38,622
New York Life Insurance Company                7,250,000          160,008
Norwest Bank MN, N.A.                            325,000            7,172
Occidental College                               155,000            3,421
OCM Convertible Limited Partnership              250,000            5,517
OCM Convertible Trust                          5,455,000          120,392
Oak Tree Partners, L.P.                        5,660,000          124,917
Old Guard Fire Insurance Company                  90,000            1,986
Old Guard Insurance Company                      195,000            4,303
Ozark National Life Insurance Company            460,000           10,152
Pacific Horizon Capital Income Fund            3,300,000           72,831
Pacific Innovation Trust
  Capital Income Fund                             55,000            1,213
Pacific Mutual Life Insurance Company            500,000           11,035
Paloma Securities L.L.C.                       9,250,000          204,149
Partner Reinsurance Company Ltd.                 375,000            8,276

Phico Insurance Company                           150,000           3,310
Phoenix Convertible Fund                        1,000,000          22,070
Physicians Mutual Insurance Company               230,000           5,076
Pioneer Insurance Company                          45,000             993
Pitney Bowes Retirement Fund                    1,100,000          24,277
Police & Fireman's Insurance Association           45,000             993
Port Authority of Alleghany County
Retirement and Disability Allowance Plan
  for Employees Represented by Local 85
  of Amalgamated Transit Union                    860,000          18,980
Reliable Life Insurance Company                   400,000           8,828
Reliant Trading                                 1,495,000          32,995
RJR Nabisco, Inc. Defined
  Benefit Master Trust                            700,000          15,449
Robertson Stephens Co. L.L.P.                   3,863,000          85,257
Robertson Stephens
  Growth & Income Fund                          1,350,000          29,794
Robertson Stephens Growth & Income
  Portfolio of the Equi-Select Series Trust       600,000          13,242
Royal Bank of Canada                           15,500,000         342,087
San Diego City Retirement                         510,000          11,256
Salomon Brothers Inc.                           3,900,000          86,074
S D County Convertible                          1,845,000          40,719
Secura Insurance, A Mutual Company                220,000           4,855
Service Life and Casualty
  Insurance Company                                20,000             441
Service Lloyd Insurance Company                    20,000             441
Shepherd Investments International, Ltd.       31,925,000         704,590
Smith Barney Inc.(1)                           16,580,000         365,923
Societe Generale Securities Corporation         3,700,000          81,659
South Dakota Retirement System                  1,000,000          22,070
Standard Mutual Insurance Company                 110,000           2,427
Stark International                            14,925,000         329,397
State of Connecticut Combined
  Investments Fund                              4,185,000          92,363
State Employees' Retirement Fund
of the State of Delaware                        1,340,000          29,574
State Street Bank c/f GE Pension Trust
  Global Investment                             1,800,000          39,726
Swiss Bank Corporation - London Branch          4,500,000          99,316
Tennessee Consolidated
  Retirement System                             4,000,000          88,280
Texas Builders Insurance Company                   40,000             882
The Class IC Company, Ltd.                      1,000,000          22,070

The Dow Chemical Company Employees
  Retirement Plan                               2,300,000          50,761
The First Foundation                              105,000           2,317
The Fondren Foundation                             80,000           1,766
The Hotel Union and Hotel Industry
   of Hawaii                                      130,000           2,869
The Income Fund of America, Inc.               20,000,000         441,403
The Ohio National Growth & Income Fund             50,000           1,104
Toronto Dominion (New York) Inc.               20,000,000         441,403
Transguard Insurance Company                      550,000          12,138
UBS Securities LLC                             13,000,000         286,912
Unifi, Inc. Profit Sharing Plan and Trust         165,000           3,642
United Food and Commercial Workers
  Local 1262 and Employers Pension Fund           500,000          11,035
United National Insurance Company               1,250,000          27,587
United National Life Insurance                    100,000           2,207
United States Olympic Foundation                  750,000          16,552
United Teacher Associates
  Insurance Company                               800,000          17,656
Vanguard Convertible
  Securities Fund, Inc.                         2,795,000          61,686
Van Kampen American
  Capital Harbor Fund                           2,000,000          44,140
Vista Balanced Fund                               100,000           2,207
Vista Growth & Income Fund                      3,600,000          79,452
Vista Select Balanced Fund                        300,000           6,621
Wake Forest University                            405,000           8,938
Weirton Trust                                     745,000          16,442
Western Home Insurance Company                     90,000           1,986
Westward Life Insurance Company                    35,000             772
Wisconsin Lawyers Mutual
  Insuance Company                                 90,000           1,986
Wisconsin Mutual Insurance Company                 60,000           1,324
World Insurance Company                           250,000           5,517
Any other Selling Securityholders
  or future transferee from such
  Selling Securityholder(2)                    37,747,000         833,083
                                             $517,500,000      11,421,248**
                                             ============      ==========

______________
(1) Smith Barney Inc. was an Initial Purchaser of the Notes. See "Plan of Distribution."
(2) Information regarding these persons or entities may be added from time to time by one or more supplements to this Prospectus.
* Assumes a conversion price of $45.31 per share and a cash payment in lieu of any fractional share interest.
** Total differs from amount to be registered due to the rounding down of fractional shares.